TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Outside Director Restricted Stock Units - U.S. Version)
Unless otherwise defined herein, the capitalized terms used in this Restricted Stock Unit Award Agreement (Outside Director Restricted Stock Units - U.S. Version) shall have the same defined meanings as set forth in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”).
Name: JANOW, MERIT E.
Address: 49 EAST 96TH ST. APT 6E, NEW YORK, NY 10128 UNITED STATES
You have been awarded the right to receive Common Stock of the Company or a cash equivalent, subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (Outside Director Restricted Stock Units - U.S. Version) (the “Award Agreement”), as follows:
Award Date: 5/7/2015
Total Number of Restricted Stock Units Awarded : 10,953
Vesting Schedule
One hundred percent (100%) of the Restricted Stock Units subject to this Award shall vest twelve (12) months after the date of grant of the Restricted Stock Units (the “Vesting Date”), provided you have continued your service as a Director through the Vesting Date.
Notwithstanding the foregoing, if you resign as Director, or cease to be a Director due to your death or disability, prior to the Vesting Date, the Restricted Stock Units shall vest immediately as of the date you cease to be a Director in a pro rata number of Restricted Stock Units equal to the product of the number of Restricted Stock Units subject to this Award, multiplied by a fraction, the numerator of which shall be the number of days elapsed between the date of grant of the Restricted Stock Units and the date you cease to be a Director, and the denominator of which shall be 365.
Settlement
For each vested Restricted Stock Unit, you shall be entitled to receive (a) a number of whole Shares equal to the number of Restricted Stock Units that vest, (b) a cash payment equal to the product of the number of Restricted Stock Units that vest, multiplied by the Fair Market Value of one Share on the date that the Restricted Stock Units vested or (c) a combination of the foregoing. Such payment shall be made in the form of whole Shares, cash or a combination of the foregoing at the Company’s discretion under the terms of the Plan, on or as soon as practicable, but no later than 60 days following the earliest of the Vesting Date, the date of your death or the date of your “separation from service” within the meaning of Section 409A of the Code.

(U.S. Directors)

Forfeiture
Except as otherwise provided in the Vesting Schedule above, upon the date that you cease to be a Service Provider for any reason, all unvested Restricted Stock Units shall be forfeited.
Non-Transferability of Restricted Stock Units
The Restricted Stock Units may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The terms of the Plan and this Award Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.
Tax Obligations
You acknowledge that, regardless of any action taken by the Company, the ultimate liability for all income tax, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company, if any. You further acknowledge that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares (or the cash equivalent) upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) does not commit to and is under no obligation to structure the terms of this Award or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, you authorize the Company or its agents, at their discretion, to satisfy any withholding obligations with regard to Tax-Related Items by either or both of the following:
1.withholding from proceeds of the sale of the Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or
2.withholding in Shares to be issued upon vesting/settlement or from the cash payment received at settlement (if any) of the Restricted Stock Units.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, you agree to pay the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares (or the cash equivalent) or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items.
Code Section 409A
The vesting and settlement of Restricted Stock Units awarded pursuant to this Award Agreement are intended to comply with Section 409A of the Code. The Administrator reserves the right, to the extent the Administrator deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the Restricted Stock Units comply with Section 409A of the Code. The Company makes no representations that the Restricted Stock Units will comply with Section 409A of the Code and makes no undertaking to ensure that the Restricted Stock Units and Award Agreements will comply with Section 409A of the Code.
No Advice Regarding Award
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
No Shareholder Rights Prior to Settlement
You shall have no rights of a shareholder (including the right to distributions or dividends or to vote) unless and until Shares are issued pursuant to the terms of this Award Agreement.
Data Privacy
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Award Agreement and any other Restricted Stock Unit Award materials ("Data") by and among, as applicable, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all restricted stock units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.
You understand that Data will be transferred to the Company’s designated broker/third party administrator for the Plan, or such other stock plan service provider as may be selected by the

Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than your country. You authorize the Company, the Company’s broker and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your status as a Service Provider will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to award you Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan.
Entire Agreement
The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of you and the Company with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by you and the Company.
Governing Law/Venue
This Award and this Award Agreement are governed by, and subject to, the internal substantive laws, but not the choice of law rules, of the State of California.
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Award Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the State of California, and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.
Electronic Delivery and Participation
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Severability
The provisions of this Award Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Imposition of Other Requirements
The Company reserves the right to impose other requirements on your participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Waiver
You acknowledge that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement or of any subsequent breach by you or any other participant in the Plan.
BY YOUR SIGNATURE AND THE SIGNATURE OF THE COMPANY’S REPRESENTATIVE BELOW OR BY YOUR ACCEPTANCE OF THIS AWARD THROUGH THE COMPANY’S ONLINE ACCEPTANCE PROCEDURE, YOU AND THE COMPANY AGREE THAT THIS AWARD IS GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING THE APPENDIX. YOU HAVE REVIEWED THE PLAN AND THIS AWARD AGREEMENT, INCLUDING THE APPENDIX, IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AWARD AGREEMENT, AND FULLY UNDERSTAND ALL PROVISIONS OF THE PLAN AND AWARD AGREEMENT, INCLUDING THE APPENDIX. YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS RELATING TO THE PLAN AND AWARD AGREEMENT, INCLUDING THE APPENDIX. YOU FURTHER AGREE TO NOTIFY THE COMPANY UPON ANY CHANGE IN YOUR RESIDENCE ADDRESS.

SERVICE PROVIDER:	TRIMBLE NAVIGATION LIMITED:

Signature	By

JANOW, MERIT E.	Steve Berglund
Print Name	Print Name

49 EAST 96TH ST. APT 6E
NEW YORK, NY, 10128
UNITED STATES	CEO
Residence Address	Title

5